Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street
Rockland, Ma. 02370

INDEPENDENT BANK CORP. REPORTS SECOND QUARTER NET INCOME OF $51.1 MILLION

Rockland, Massachusetts (July 17, 2025) - Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2025 second quarter net income of $51.1 million, or $1.20 per diluted share, as compared to 2025 first quarter net income of $44.4 million, or $1.04 per diluted share. The increase in net income was primarily driven by higher revenues and a lower loan loss provision. These financial results include pre-tax merger-related costs of $2.2 million and $1.2 million for the second and first quarter of 2025, respectively, associated with the Company’s recently completed acquisition of Enterprise Bancorp, Inc. (“Enterprise”) and its subsidiary, Enterprise Bank. Excluding merger-related costs and the related tax effects, 2025 second quarter operating net income was $53.5 million, or $1.25 per diluted share, compared to $45.3 million, or $1.06 per diluted share for the first quarter of 2025(1).

In consideration of the Company’s current strong capital position, the Company is announcing a new stock repurchase plan, which authorizes repurchases by the Company of up to $150 million in common stock and is scheduled to expire on July 16, 2026.

CEO STATEMENT

“We are pleased with our second quarter results and the momentum of our franchise heading into the third quarter,” said Jeffrey Tengel, the Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company. “We closed the Enterprise Bancorp acquisition and welcomed many new colleagues to Rockland Trust on the first day of the third quarter, and are focused on completing the core operating conversion in October 2025.”

FINANCIAL HIGHLIGHTS

•The Company generated a return on average assets and a return on average common equity of 1.04% and 6.68%, respectively, for the second quarter of 2025, as compared to 0.93% and 5.94%, respectively, for the prior quarter. On an operating basis, the Company generated a return on average assets and a return on average common equity of 1.09% and 6.99%, respectively, for the second quarter of 2025, as compared to 0.94% and 6.05%, respectively, for the prior quarter(1).

•The Company’s net interest margin of 3.37% decreased 5 basis points compared to the prior quarter, while the core margin was unchanged from prior quarter at 3.37%(1).

•Deposit balances of $15.9 billion at June 30, 2025 increased $217.7 million, or 1.4% (5.6% annualized), from the first quarter of 2025.

•Loan balances of $14.5 billion at June 30, 2025 increased $41.9 million, or 0.3% (1.2% annualized), from the first quarter of 2025.

•Tangible book value of $48.80 per share at June 30, 2025 grew by $0.99 from the prior quarter(1).

BALANCE SHEET

Total assets of $20.0 billion at June 30, 2025 increased $160.7 million, or 0.8% (3.2% annualized), compared to the prior quarter, driven primarily by increased cash balances from deposit inflows.

Total loans of $14.5 billion at June 30, 2025 increased $41.9 million, or 0.3% (1.2% annualized):

•On the commercial side, solid growth within the commercial and industrial portfolio of $105.0 million, or 3.4% (13.5% annualized), was offset by a decreases in the commercial real estate category while construction remained relatively flat.

•On the consumer side, the total loan portfolio grew by $48.8 million, or 1.3% (5.4% annualized), from the prior quarter, reflecting strong closing activity and increased home equity line utilization.

Total deposits increased by $217.7 million, or 1.4% (5.6% annualized), to $15.9 billion at June 30, 2025, as compared to the prior quarter, while average deposit balances increased by $116.5 million, or 0.8%, for the second quarter of 2025 to $15.6 billion as compared to the prior quarter:

•Robust growth was driven by increases in the municipal and business categories, partially offset by a modest decrease in interest bearing consumer balances.

•Overall core deposits stayed consistent at 82.8% of total deposits at June 30, 2025, as compared to 82.7% at March 31, 2025.

•Total noninterest bearing demand deposits increased to 28.5% of total deposits at June 30, 2025, compared to 28.1% at March 31, 2025.

•The total cost of deposits for the second quarter of 1.54% decreased 2 basis points compared to the prior quarter.

Total period end borrowings declined by $100.4 million, or 11.7%, during the second quarter of 2025:

•The Company paid off $100.0 million in Federal Home Loan Bank borrowings during the quarter.

The Company’s securities portfolio remained at $2.7 billion for the second quarter of 2025:

•New purchases of $50.8 million and unrealized gains of $12.7 million in the available for sale portfolio were offset by maturities, calls, and paydowns in the combined available for sale and held to maturity portfolios during the quarter.

•Total securities represented 13.4% and 13.7% of total assets at June 30, 2025 and March 31, 2025, respectively.

Stockholders’ equity at June 30, 2025 increased $41.5 million, or 1.4%, compared to March 31, 2025, driven by strong earnings retention and unrealized gains on the available for sale investment securities portfolio included in other comprehensive income:

•The Company’s ratio of common equity to assets of 15.34% at June 30, 2025 represented an increase of 9 basis points from March 31, 2025.

•The Company’s ratio of tangible common equity to tangible assets of 10.92% at June 30, 2025 represented an increase of 14 basis points from the prior quarter and an increase of 50 basis points from the year ago period(1).

•The Company’s book value per share increased by $0.94, or 1.3%, to $72.13 at June 30, 2025 as compared to the prior quarter.

•The Company’s tangible book value per share at June 30, 2025 grew by $0.99, or 2.1%, from the prior quarter to $48.80, and grew by 8.0% from the year ago period(1).

NET INTEREST INCOME

Net interest income for the second quarter of 2025 increased to $147.5 million, as compared to $145.5 million for the prior quarter.

•The net interest margin of 3.37% decreased 5 basis points when compared to the prior quarter, while the core margin of 3.37% remained consistent with the prior quarter(1). The second quarter margin was positively impacted by asset repricing benefit, time deposit repricing, and a favorable mix in overall funding, offset by a full quarter of expense related to the March 2025 subordinated debt raise.

•Total loan yields increased to 5.50% from 5.49%, with the prior quarter yields reflecting a 5 basis point benefit from non-core adjustments. Securities yields increased 7 basis points to 2.32% for the current quarter as compared to the prior quarter.

•The Company’s overall cost of funding increased by 6 basis points to 1.73% for the second quarter of 2025, reflecting increased borrowing expense associated with the first quarter subordinated debt raise, offset by a 2 basis point reduction in the cost of deposits.

NONINTEREST INCOME

Noninterest income of $34.3 million for the second quarter of 2025 represented an increase of $1.8 million, or 5.4%, as compared to the prior quarter. Significant changes in noninterest income for the second quarter of 2025 compared to the prior quarter included the following:

•Interchange and ATM fees increased by $375,000, or 8.1%, driven by increased transaction volume during the second quarter of 2025.

•Overall investment and advisory income increased by $160,000, or 1.4%, driven by seasonal tax preparation fees, offset by slightly lower asset-based revenue as average assets under administration remained relatively consistent. However, recent market gains drove an increase in total assets under administration of $261.7 million, or 3.7%, during the quarter to $7.4 billion at June 30, 2025.

•Mortgage banking income grew $331,000, or 44.7%, due to higher origination volume.
•The Company received proceeds on life insurance policies resulting in a gain of $1.7 million for the second quarter of 2025. No such gains were recognized during the first quarter of 2025.

•Loan level derivative income decreased by $976,000, or 93.7%, reflecting volatility in customer demand.

NONINTEREST EXPENSE

Noninterest expense of $108.8 million for the second quarter of 2025 represented an increase of $2.9 million, or 2.8%, as compared to the prior quarter. Significant changes in noninterest expense for the second quarter of 2025 compared to the prior quarter included the following:

•Salaries and employee benefits increased by $925,000, or 1.5%, driven by annual merit increases in general salaries, medical insurance, equity compensation, and commissions, partially offset by decreased payroll taxes.

•Occupancy and equipment expenses decreased by $701,000, or 5.1%, driven by decreased snow removal and utilities costs.

•FDIC assessment decreased $615,000, or 20.6%, driven by improved metrics resulting in a reduced assessment rate as well as timing differences.

•The Company incurred merger and acquisition expenses of $2.2 million in the second quarter of 2025 and $1.2 million in the first quarter of 2025, all of which were related to the Company’s acquisition of Enterprise.
•Other noninterest expense increased by $2.1 million, or 9.0%, driven primarily by director annual equity compensation of $832,000 granted during the quarter, and increases in check and fraud losses of $645,000, professional fees of $512,000, and advertising costs of $352,000.

The Company’s tax rate of 22.35% for the second quarter of 2025 remained consistent with the prior quarter.

ASSET QUALITY

During the second quarter, the Company’s key asset quality activity and metrics were as follows:

•Nonperforming loans decreased to $56.2 million at June 30, 2025, as compared to $89.5 million at March 31, 2025, representing 0.39% and 0.62% of total loans, respectively, driven primarily by the resolution of two of its larger nonperforming balances from the prior quarter.

•Delinquencies as a percentage of total loans decreased 27 basis points from the prior quarter to 0.20% at June 30, 2025, primarily driven by the modification of a large non-performing loan executed during the second quarter.

•Net charge-offs decreased to $6.5 million, as compared to $40.9 million for the prior quarter, representing 0.18% and 1.14%, respectively, of average loans annualized. The 2025 first quarter charge-offs were primarily attributable to three classified commercial loans.

•The second quarter provision for credit losses decreased to $7.2 million, as compared to $15.0 million for the prior quarter, driven by lower charge-off activity.

•The allowance for credit losses on total loans increased slightly to $144.8 million at June 30, 2025 compared to $144.1 million at March 31, 2025, and represented 1.00% and 0.99% of total loans at June 30, 2025 and March 31, 2025, respectively.

(1)Represents a non-GAAP measure. See Appendices A through C for reconciliation of the corresponding GAAP measures.

CONFERENCE CALL INFORMATION

Jeffrey Tengel, Chief Executive Officer, and Mark Ruggiero, Chief Financial Officer and Executive Vice President of Consumer Lending, will host a conference call to discuss second quarter earnings at 10:00 a.m. Eastern Time on Friday, July 18, 2025. Internet access to the call is available on the Company’s website at https://INDB.RocklandTrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 5907181 and will be available through July 25, 2025. Additionally, a webcast replay will be available on the Company’s website until July 18, 2026.

ABOUT INDEPENDENT BANK CORP.

Independent Bank Corp. (Nasdaq Global Select Market: INDB) is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. With retail branches in Eastern Massachusetts, Worcester County, and Southern New Hampshire as well as commercial banking and investment management offices in Massachusetts, New Hampshire, and Rhode Island. Rockland Trust offers a wide range of banking, investment, and insurance services to individuals, families, and businesses. Rockland Trust also offers a full suite of mobile, online, and telephone banking services. Rockland Trust is an FDIC member and an Equal Housing Lender.

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•adverse economic conditions in the regional and local economies within the New England region and the Company’s market area;
•events impacting the financial services industry, including high profile bank failures, and any resulting decreased confidence in banks among depositors, investors, and other counterparties, as well as competition for deposits and significant disruption, volatility and depressed valuations of equity and other securities of banks in the capital markets;
•the effects to the Company of an increasingly competitive labor market, including the possibility that the Company will have to devote significant resources to attract and retain qualified personnel;
•political and policy uncertainties, changes in U.S. and international trade policies, such as tariffs or other factors, and the potential impact of such factors on the Company and its customers, including the potential for decreases in deposits and loan demand, unanticipated loan delinquencies, loss of collateral and decreased service revenues;
•the instability or volatility in financial markets and unfavorable domestic or global general economic, political or business conditions, whether caused by geopolitical concerns, including the Russia/Ukraine conflict, the conflicts in Israel, Iran and surrounding areas and the possible expansion of such conflicts;
•unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on the Company’s local economies or the Company's business caused by adverse weather conditions and natural disasters, changes in climate, public health crises or other external events and any actions taken by governmental authorities in response to any such events;
•adverse changes or volatility in the local real estate market;
•changes in interest rates and any resulting impact on interest earning assets and/or interest bearing liabilities, the level of voluntary prepayments on loans and the receipt of payments on mortgage-backed securities, decreased loan demand or increased difficulty in the ability of borrowers to repay variable rate loans;

•risks related to the Company’s acquisition of Enterprise and acquisitions generally, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; unforeseen integration issues or impairment of goodwill and/or other intangibles; and the Company’s inability to achieve expected revenues, cost savings, synergies, and other benefits at levels or within the timeframes originally anticipated;
•the effect of laws, regulations, new requirements or expectations, or additional regulatory oversight in the highly regulated financial services industry, and the resulting need to invest in technology to meet heightened regulatory expectations, increased costs of compliance or required adjustments to strategy;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
•higher than expected tax expense, including as a result of failure to comply with general tax laws and changes in tax laws;
•increased competition in the Company’s market areas, including competition that could impact deposit gathering, retention of deposits and the cost of deposits, increased competition due to the demand for innovative products and service offerings, and competition from non-depository institutions which may be subject to fewer regulatory constraints and lower cost structures;
•a deterioration in the conditions of the securities markets;
•a deterioration of the credit rating for U.S. long-term sovereign debt or uncertainties surrounding the federal budget;
•inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery, including any inability to effectively implement new technology-driven products, such as artificial intelligence;
•electronic or other fraudulent activity within the financial services industry, especially in the commercial banking sector;
•adverse changes in consumer spending and savings habits;
•the effect of laws and regulations regarding the financial services industry, including the need to invest in technology to meet heightened regulatory expectations or the introduction of new requirements or expectations resulting in increased costs of compliance or required adjustments to strategy;
•changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business and the associated costs of such changes;
•the Company’s potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions;
•changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;
•operational risks related to the Company and its customers’ reliance on information technology; cyber threats, attacks, intrusions, and fraud; and outages or other issues impacting the Company or its third party service providers which could lead to interruptions or disruptions of the Company’s operating systems, including systems that are customer facing, and adversely impact the Company’s business; and
•any unexpected material adverse changes in the Company’s operations or earnings.

The Company cautions readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described above and in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release and the appendices attached to it contain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information may include operating net income and operating earnings per share (“EPS”), operating return on average assets, operating return on average common equity, operating return on average tangible common equity, core net interest margin (“core margin”), tangible book value per share and the tangible common equity ratio.

Operating net income, operating EPS, operating return on average assets and operating return on average common equity, exclude items that management believes are unrelated to the Company's core banking business such as merger and acquisition expenses, and other items, if applicable. Management uses operating net income and related ratios and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such items. Management reviews its core margin to determine any items that may impact the net interest margin that may be one-time in nature or not reflective of its core operating environment, such as significant purchase accounting adjustments or other adjustments such as nonaccrual interest reversals/recoveries and prepayment penalties. Management believes that adjusting for these items to arrive at a core margin provides additional insight into the operating environment and how management decisions impact the net interest margin.

Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders’ equity less goodwill and identifiable intangible assets, or “tangible common equity,” by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by “tangible assets,” defined as total assets less goodwill and other intangibles), and return on average tangible common equity (which is computed by dividing net income by average tangible common equity). The Company has included information on tangible book value per share, the tangible common equity ratio and return on average tangible common equity because management believes that investors may find it useful to have access to the same analytical tools used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating net income, operating EPS, operating return on average assets, operating return on average common equity, core margin, tangible book value per share and the tangible common equity ratio, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Jeffrey Tengel
President and Chief Executive Officer
(781) 982-6144

Mark J. Ruggiero
Chief Financial Officer and
Executive Vice President of Consumer Lending
(781) 982-6281

Investor Relations:
Gerry Cronin
Director of Investor Relations
(774) 363-9872
Gerard.Cronin@rocklandtrust.com

Category: Earnings Releases

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	June 30 2025	March 31 2025	June 30 2024	Jun 2025 vs.	Jun 2025 vs.
				Mar 2025	Jun 2024
Assets
Cash and due from banks	$219,414	$214,616	$192,845	2.24%	13.78%
Interest-earning deposits with banks	681,820	502,228	121,036	35.76%	463.32%
Securities
Trading	4,801	4,816	4,384	(0.31)%	9.51%
Equities	21,258	21,250	21,028	0.04%	1.09%
Available for sale	1,286,318	1,283,767	1,220,656	0.20%	5.38%
Held to maturity	1,382,903	1,409,959	1,519,655	(1.92)%	(9.00)%
Total securities	2,695,280	2,719,792	2,765,723	(0.90)%	(2.55)%
Loans held for sale	16,792	8,524	17,850	97.00%	(5.93)%
Loans
Commercial and industrial	3,215,480	3,110,432	3,009,469	3.38%	6.85%
Commercial real estate	6,525,438	6,651,475	6,745,088	(1.89)%	(3.26)%
Commercial construction	798,808	796,162	786,743	0.33%	1.53%
Small business	300,543	289,148	269,270	3.94%	11.61%
Total commercial	10,840,269	10,847,217	10,810,570	(0.06)%	0.27%
Residential real estate	2,489,166	2,465,731	2,439,646	0.95%	2.03%
Home equity - first position	479,641	484,384	504,403	(0.98)%	(4.91)%
Home equity - subordinate positions	688,456	659,582	612,404	4.38%	12.42%
Total consumer real estate	3,657,263	3,609,697	3,556,453	1.32%	2.83%
Other consumer	36,296	35,055	33,919	3.54%	7.01%
Total loans	14,533,828	14,491,969	14,400,942	0.29%	0.92%
Less: allowance for credit losses	(144,773)	(144,092)	(150,859)	0.47%	(4.03)%
Net loans	14,389,055	14,347,877	14,250,083	0.29%	0.98%
Federal Home Loan Bank stock	21,052	25,804	32,738	(18.42)%	(35.70)%
Bank premises and equipment, net	188,883	190,007	191,303	(0.59)%	(1.27)%
Goodwill	985,072	985,072	985,072	—%	—%
Other intangible assets	9,742	10,941	15,161	(10.96)%	(35.74)%
Cash surrender value of life insurance policies	305,077	306,077	300,111	(0.33)%	1.65%
Other assets	536,747	577,271	539,115	(7.02)%	(0.44)%
Total assets	$20,048,934	$19,888,209	$19,411,037	0.81%	3.29%
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing demand deposits	$4,525,907	$4,409,878	$4,418,891	2.63%	2.42%
Savings and interest checking	5,279,280	5,279,549	5,241,154	(0.01)%	0.73%
Money market	3,368,354	3,277,078	3,058,109	2.79%	10.14%
Time certificates of deposit	2,720,199	2,709,512	2,691,433	0.39%	1.07%
Total deposits	15,893,740	15,676,017	15,409,587	1.39%	3.14%
Borrowings
Federal Home Loan Bank borrowings	400,500	500,506	630,527	(19.98)%	(36.48)%
Junior subordinated debentures, net	62,861	62,861	62,859	—%	—%
Subordinated debentures, net	296,067	296,507	—	(0.15)%	100.00%
Total borrowings	759,428	859,874	693,386	(11.68)%	9.52%
Total deposits and borrowings	16,653,168	16,535,891	16,102,973	0.71%	3.42%
Other liabilities	320,910	318,926	388,815	0.62%	(17.46)%
Total liabilities	16,974,078	16,854,817	16,491,788	0.71%	2.92%
Stockholders’ equity
Common stock	424	424	423	—%	0.24%
Additional paid in capital	1,914,556	1,911,162	1,904,869	0.18%	0.51%

Retained earnings	1,217,959	1,192,008	1,128,182	2.18%	7.96%
Accumulated other comprehensive loss, net of tax	(58,083)	(70,202)	(114,225)	(17.26)%	(49.15)%
Total stockholders' equity	3,074,856	3,033,392	2,919,249	1.37%	5.33%
Total liabilities and stockholders’ equity	$20,048,934	$19,888,209	$19,411,037	0.81%	3.29%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	June 30 2025	March 31 2025	June 30 2024	Jun 2025 vs.	Jun 2025 vs.
				Mar 2025	Jun 2024
Interest income
Interest on federal funds sold and short-term investments	$4,393	$1,438	$397	205.49%	1,006.55%
Interest and dividends on securities	15,881	15,297	13,994	3.82%	13.48%
Interest and fees on loans	197,778	195,093	197,274	1.38%	0.26%
Interest on loans held for sale	140	92	199	52.17%	(29.65)%
Total interest income	218,192	211,920	211,864	2.96%	2.99%
Interest expense
Interest on deposits	59,843	59,436	61,469	0.68%	(2.65)%
Interest on borrowings	10,853	6,979	12,469	55.51%	(12.96)%
Total interest expense	70,696	66,415	73,938	6.45%	(4.38)%
Net interest income	147,496	145,505	137,926	1.37%	6.94%
Provision for credit losses	7,200	15,000	4,250	(52.00)%	69.41%
Net interest income after provision for credit losses	140,296	130,505	133,676	7.50%	4.95%
Noninterest income
Deposit account fees	7,141	7,053	6,332	1.25%	12.78%
Interchange and ATM fees	4,997	4,622	4,753	8.11%	5.13%
Investment management and advisory	11,380	11,220	10,987	1.43%	3.58%
Mortgage banking income	1,072	741	1,320	44.67%	(18.79)%
Increase in cash surrender value of life insurance policies	2,038	2,065	2,000	(1.31)%	1.90%
Gain on life insurance benefits	1,650	—	—	100.00%	100.00%
Loan level derivative income	66	1,042	473	(93.67)%	(86.05)%
Other noninterest income	5,964	5,796	6,465	2.90%	(7.75)%
Total noninterest income	34,308	32,539	32,330	5.44%	6.12%
Noninterest expenses
Salaries and employee benefits	62,856	61,931	57,162	1.49%	9.96%
Occupancy and equipment expenses	13,158	13,859	12,472	(5.06)%	5.50%
Data processing and facilities management	2,783	2,642	2,405	5.34%	15.72%
FDIC assessment	2,373	2,988	2,694	(20.58)%	(11.92)%
Merger and acquisition expense	2,239	1,155	—	93.85%	100.00%
Other noninterest expenses	25,389	23,303	24,881	8.95%	2.04%
Total noninterest expenses	108,798	105,878	99,614	2.76%	9.22%
Income before income taxes	65,806	57,166	66,392	15.11%	(0.88)%
Provision for income taxes	14,705	12,742	15,062	15.41%	(2.37)%
Net Income	$51,101	$44,424	$51,330	15.03%	(0.45)%

Weighted average common shares (basic)	42,623,978	42,550,274	42,468,658
Common share equivalents	17,153	22,353	4,308
Weighted average common shares (diluted)	42,641,131	42,572,627	42,472,966

Basic earnings per share	$1.20	$1.04	$1.21	15.38%	(0.83)%
Diluted earnings per share	$1.20	$1.04	$1.21	15.38%	(0.83)%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net income	$51,101	$44,424	$51,330
Noninterest expense components
Add - merger and acquisition expenses	2,239	1,155	—
Noncore increases to income before taxes	2,239	1,155	—
Net tax benefit associated with noncore items (1)	(544)	(325)	—
Add - adjustment for tax effect of previously incurred merger and acquisition expenses	657	—	—
Total tax impact	113	(325)	—
Noncore increases to net income	2,352	830	—
Operating net income (Non-GAAP)	$53,453	$45,254	$51,330	18.12%	4.14%

Diluted earnings per share, on an operating basis (Non-GAAP)	$1.25	$1.06	$1.21	17.92%	3.31%

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.37%	3.42%	3.25%
Return on average assets (calculated by dividing net income by average assets) (GAAP)	1.04%	0.93%	1.07%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.09%	0.94%	1.07%
Return on average common equity (calculated by dividing net income by average common equity) (GAAP)	6.68%	5.94%	7.10%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	6.99%	6.05%	7.10%
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	9.89%	8.85%	10.83%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average tangible common equity)	10.35%	9.01%	10.83%
Noninterest income as a % of total revenue (GAAP) (calculated by dividing total noninterest income by net interest income plus total noninterest income)	18.87%	18.28%	18.99%
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by net interest income plus total noninterest income)	18.87%	18.28%	18.99%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	59.84%	59.47%	58.51%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	58.61%	58.82%	58.51%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Six Months Ended
			% Change
	June 30 2025	June 30 2024	Jun 2025 vs.
			Jun 2024

Interest income
Interest on federal funds sold and short-term investments	$5,831	$880	562.61%
Interest and dividends on securities	31,178	28,226	10.46%
Interest and fees on loans	392,871	390,500	0.61%
Interest on loans held for sale	232	303	(23.43)%
Total interest income	430,112	419,909	2.43%
Interest expense
Interest on deposits	119,279	115,789	3.01%
Interest on borrowings	17,832	28,755	(37.99)%
Total interest expense	137,111	144,544	(5.14)%
Net interest income	293,001	275,365	6.40%
Provision for credit losses	22,200	9,250	140.00%
Net interest income after provision for credit losses	270,801	266,115	1.76%
Noninterest income
Deposit account fees	14,194	12,560	13.01%
Interchange and ATM fees	9,619	9,205	4.50%
Investment management and advisory	22,600	20,928	7.99%
Mortgage banking income	1,813	2,116	(14.32)%
Increase in cash surrender value of life insurance policies	4,103	3,928	4.46%
Gain on life insurance benefits	1,650	263	527.38%
Loan level derivative income	1,108	553	100.36%
Other noninterest income	11,760	12,720	(7.55)%
Total noninterest income	66,847	62,273	7.35%
Noninterest expenses
Salaries and employee benefits	124,787	114,336	9.14%
Occupancy and equipment expenses	27,017	25,939	4.16%
Data processing and facilities management	5,425	4,888	10.99%
FDIC assessment	5,361	5,676	(5.55)%
Merger and acquisition expense	3,394	—	100.00%
Other noninterest expenses	48,692	48,662	0.06%
Total noninterest expenses	214,676	199,501	7.61%
Income before income taxes	122,972	128,887	(4.59)%
Provision for income taxes	27,447	29,787	(7.86)%
Net Income	$95,525	$99,100	(3.61)%

Weighted average common shares (basic)	42,587,330	42,511,186
Common share equivalents	19,753	8,592
Weighted average common shares (diluted)	42,607,083	42,519,778

Basic earnings per share	$2.24	$2.33	(3.86)%
Diluted earnings per share	$2.24	$2.33	(3.86)%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net Income	$95,525	$99,100
Noninterest expense components
Add - merger and acquisition expenses	3,394	—
Noncore increases to income before taxes	3,394	—
Net tax benefit associated with noncore items (1)	(593)	—

Add - adjustment for tax effect of previously incurred merger and acquisition expenses	381	—
Total tax impact	(212)	—
Noncore increases to net income	3,182	—
Operating net income (Non-GAAP)	$98,707	$99,100	(0.40)%

Diluted earnings per share, on an operating basis (Non-GAAP)	$2.32	$2.33	(0.43)%

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.40%	3.24%
Return on average assets (GAAP) (calculated by dividing net income by average assets)	0.98%	1.03%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.02%	1.03%
Return on average common equity (GAAP) (calculated by dividing net income by average common equity)	6.32%	6.87%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	6.53%	6.87%
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	9.38%	10.49%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average tangible common equity)	9.69%	10.49%
Noninterest income as a % of total revenue (GAAP) (calculated by dividing total noninterest income by net interest income plus total noninterest income)	18.58%	18.44%
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by net interest income plus total noninterest income)	18.58%	18.44%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	59.66%	59.09%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	58.71%	59.09%

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	June 30 2025	March 31 2025	June 30 2024
Nonperforming loans
Commercial & industrial loans	$13,544	$9,683	$17,897
Commercial real estate loans	28,717	65,840	23,375
Small business loans	173	156	437
Residential real estate loans	10,013	10,966	10,629
Home equity	3,765	2,840	5,090
Other consumer	5	8	23
Total nonperforming loans	56,217	89,493	57,451
Other real estate owned	2,100	—	110
Total nonperforming assets	$58,317	$89,493	$57,561

Nonperforming loans/gross loans	0.39%	0.62%	0.40%
Nonperforming assets/total assets	0.29%	0.45%	0.30%
Allowance for credit losses/nonperforming loans	257.53%	161.01%	262.59%
Allowance for credit losses/total loans	1.00%	0.99%	1.05%
Delinquent loans/total loans	0.20%	0.47%	0.37%

	Nonperforming Assets Reconciliation for the Three Months Ended
	June 30 2025	March 31 2025	June 30 2024

Nonperforming assets beginning balance	$89,493	$101,529	$57,051
New to nonperforming	13,411	41,777	6,201
Loans charged-off	(6,966)	(41,400)	(808)
Loans paid-off	(35,977)	(10,932)	(3,458)
Loans transferred to other real estate owned	(2,100)	—	—
Loans restored to performing status	(1,659)	(1,356)	(1,429)
New to other real estate owned	2,100	—	—
Other	15	(125)	4
Nonperforming assets ending balance	$58,317	$89,493	$57,561

	Net Charge-Offs (Recoveries)
	Three Months Ended			Six Months Ended
	June 30 2025	March 31 2025	June 30 2024	June 30 2025	June 30 2024
Net charge-offs (recoveries)
Commercial and industrial loans	$2,742	$53	$(2)	$2,795	$(87)
Commercial real estate loans	3,347	39,996	—	43,343	—
Small business loans	51	99	48	150	118
Home equity	(49)	78	(137)	29	(270)
Other consumer	428	666	430	1,094	852
Total net charge-offs	$6,519	$40,892	$339	$47,411	$613

Net charge-offs to average loans (annualized)	0.18%	1.14%	0.01%	0.66%	0.01%

BALANCE SHEET AND CAPITAL RATIOS
	June 30 2025	March 31 2025	June 30 2024
Gross loans/total deposits	91.44%	92.45%	93.45%
Common equity tier 1 capital ratio (1)	14.70%	14.52%	14.40%
Tier 1 leverage capital ratio (1)	11.44%	11.43%	11.09%
Common equity to assets ratio GAAP	15.34%	15.25%	15.04%
Tangible common equity to tangible assets ratio (2)	10.92%	10.78%	10.42%
Book value per share GAAP	$72.13	$71.19	$68.74
Tangible book value per share (2)	$48.80	$47.81	$45.19
(1) Estimated number for June 30, 2025.
(2) See Appendix A for detailed reconciliation from GAAP to Non-GAAP ratios.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$406,108	$4,393	4.34%	$141,410	$1,438	4.12%	$47,598	$397	3.35%
Securities
Securities - trading	4,796	—	—%	4,513	—	—%	4,739	—	—%
Securities - taxable investments	2,737,166	15,879	2.33%	2,747,039	15,296	2.26%	2,793,145	13,992	2.01%
Securities - nontaxable investments (1)	195	2	4.11%	195	1	2.08%	189	2	4.26%
Total securities	$2,742,157	$15,881	2.32%	$2,751,747	$15,297	2.25%	$2,798,073	$13,994	2.01%
Loans held for sale	9,839	140	5.71%	6,396	92	5.83%	12,610	199	6.35%
Loans
Commercial and industrial (1)	3,156,455	47,583	6.05%	3,045,816	47,283	6.30%	2,998,465	45,707	6.13%
Commercial real estate (1)	6,585,559	85,871	5.23%	6,719,504	84,919	5.13%	6,698,076	87,047	5.23%
Commercial construction	809,839	13,766	6.82%	785,312	13,167	6.80%	834,876	15,451	7.44%
Small business	294,562	4,929	6.71%	290,245	4,778	6.68%	265,273	4,376	6.63%
Total commercial	10,846,415	152,149	5.63%	10,840,877	150,147	5.62%	10,796,690	152,581	5.68%
Residential real estate	2,471,810	28,079	4.56%	2,464,464	27,716	4.56%	2,427,635	26,472	4.39%
Home equity	1,160,123	18,144	6.27%	1,140,190	17,774	6.32%	1,109,979	18,826	6.82%
Total consumer real estate	3,631,933	46,223	5.10%	3,604,654	45,490	5.12%	3,537,614	45,298	5.15%
Other consumer	35,850	582	6.51%	38,618	593	6.23%	31,019	593	7.69%
Total loans	$14,514,198	$198,954	5.50%	$14,484,149	$196,230	5.49%	$14,365,323	$198,472	5.56%
Total interest-earning assets	$17,672,302	$219,368	4.98%	$17,383,702	$213,057	4.97%	$17,223,604	$213,062	4.98%
Cash and due from banks	196,147			197,536			178,558
Federal Home Loan Bank stock	22,900			27,646			41,110
Other assets	1,852,397			1,852,073			1,876,081
Total assets	$19,743,746			$19,460,957			$19,319,353
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$5,214,871	$16,553	1.27%	$5,222,353	$16,162	1.26%	$5,166,340	$16,329	1.27%
Money market	3,295,080	19,090	2.32%	3,178,879	17,710	2.26%	2,909,503	17,409	2.41%
Time deposits	2,705,299	24,200	3.59%	2,723,975	25,564	3.81%	2,579,336	27,731	4.32%
Total interest-bearing deposits	$11,215,250	$59,843	2.14%	$11,125,207	$59,436	2.17%	$10,655,179	$61,469	2.32%
Borrowings
Federal Home Loan Bank borrowings	432,392	4,233	3.93%	547,713	5,566	4.12%	957,268	11,329	4.76%
Junior subordinated debentures	62,861	976	6.23%	62,860	974	6.28%	62,859	1,140	7.29%
Subordinated debentures	296,373	5,644	7.64%	23,070	439	7.72%	—	—	—%
Total borrowings	$791,626	$10,853	5.50%	$633,643	$6,979	4.47%	$1,020,127	$12,469	4.92%
Total interest-bearing liabilities	$12,006,876	$70,696	2.36%	$11,758,850	$66,415	2.29%	$11,675,306	$73,938	2.55%
Noninterest-bearing demand deposits	4,372,122			4,345,631			4,360,897
Other liabilities	297,698			323,728			375,629
Total liabilities	$16,676,696			$16,428,209			$16,411,832

Stockholders’ equity	3,067,050			3,032,748			2,907,521
Total liabilities and stockholders’ equity	$19,743,746			$19,460,957			$19,319,353

Net interest income		$148,672			$146,642			$139,124

Interest rate spread (2)			2.62%			2.68%			2.43%

Net interest margin (3)			3.37%			3.42%			3.25%

Supplemental Information
Total deposits, including demand deposits	$15,587,372	$59,843		$15,470,838	$59,436		$15,016,076	$61,469
Cost of total deposits			1.54%			1.56%			1.65%
Total funding liabilities, including demand deposits	$16,378,998	$70,696		$16,104,481	$66,415		$16,036,203	$73,938
Cost of total funding liabilities			1.73%			1.67%			1.85%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis was $1.2 million for the three months ended June 30, 2025, $1.1 million for the three months ended March 31, 2025, and $1.2 million for the three months ended June 30, 2024, determined by applying the Company’s marginal tax rates in effect during each respective quarter.

(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Six Months Ended
	June 30, 2025			June 30, 2024
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$274,490	$5,831	4.28%	$49,091	$880	3.60%
Securities
Securities - trading	4,655	—	—%	4,759	—	—%
Securities - taxable investments	2,742,075	31,175	2.29%	2,830,302	28,223	2.01%
Securities - nontaxable investments (1)	195	3	3.10%	190	4	4.23%
Total securities	$2,746,925	$31,178	2.29%	$2,835,251	$28,227	2.00%
Loans held for sale	8,127	232	5.76%	9,853	303	6.18%
Loans
Commercial and industrial (1)	3,101,441	94,866	6.17%	2,973,982	90,302	6.11%
Commercial real estate (1)	6,652,161	170,790	5.18%	6,709,684	172,135	5.16%
Commercial construction	797,643	26,933	6.81%	838,678	30,872	7.40%
Small business	292,415	9,707	6.69%	261,147	8,536	6.57%
Total commercial	10,843,660	302,296	5.62%	10,783,491	301,845	5.63%
Residential real estate	2,468,158	55,795	4.56%	2,423,126	52,555	4.36%
Home equity	1,150,212	35,918	6.30%	1,102,418	37,270	6.80%
Total consumer real estate	3,618,370	91,713	5.11%	3,525,544	89,825	5.12%
Other consumer	37,227	1,175	6.36%	30,844	1,202	7.84%
Total loans	$14,499,257	$395,184	5.50%	$14,339,879	$392,872	5.51%
Total interest-earning assets	$17,528,799	$432,425	4.97%	$17,234,074	$422,282	4.93%
Cash and due from banks	196,838			178,032
Federal Home Loan Bank stock	25,260			44,157
Other assets	1,852,236			1,842,859
Total assets	$19,603,133			$19,299,122
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$5,218,591	$32,715	1.26%	$5,166,103	$31,185	1.21%
Money market	3,237,300	36,800	2.29%	2,876,759	33,400	2.33%
Time deposits	2,714,586	49,764	3.70%	2,438,277	51,204	4.22%
Total interest-bearing deposits	$11,170,477	$119,279	2.15%	$10,481,139	$115,789	2.22%
Borrowings
Federal Home Loan Bank borrowings	489,733	9,799	4.03%	1,071,282	25,960	4.87%
Junior subordinated debentures	62,861	1,950	6.26%	62,858	2,287	7.32%
Subordinated debentures	160,477	6,083	7.64%	20,326	508	5.03%
Total borrowings	$713,071	$17,832	5.04%	$1,154,466	$28,755	5.01%
Total interest-bearing liabilities	$11,883,548	$137,111	2.33%	$11,635,605	$144,544	2.50%
Noninterest-bearing demand deposits	4,358,950			4,400,002
Other liabilities	310,641			361,601
Total liabilities	$16,553,139			$16,397,208
Stockholders’ equity	3,049,994			2,901,914
Total liabilities and stockholders’ equity	$19,603,133			$19,299,122

Net interest income		$295,314			$277,738

Interest rate spread (2)			2.64%			2.43%

Net interest margin (3)			3.40%			3.24%

Supplemental Information
Total deposits, including demand deposits	$15,529,427	$119,279		$14,881,141	$115,789
Cost of total deposits			1.55%			1.56%
Total funding liabilities, including demand deposits	$16,242,498	$137,111		$16,035,607	$144,544
Cost of total funding liabilities			1.70%			1.81%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis was $2.3 million and $2.4 million for the six months ended June 30, 2025 and 2024, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statements have been reclassified to conform to the current year’s presentation.

APPENDIX A: NON-GAAP Reconciliation of Balance Sheet Metrics

(Unaudited, dollars in thousands, except per share data)

    The following table summarizes the calculation of the Company’s tangible common equity to tangible assets ratio and tangible book value per share, at the dates indicated:

	June 30 2025	March 31 2025	June 30 2024
Tangible common equity	(Dollars in thousands, except per share data)
Stockholders’ equity (GAAP)	$3,074,856	$3,033,392	$2,919,249	(a)
Less: Goodwill and other intangibles	994,814	996,013	1,000,233
Tangible common equity (Non-GAAP)	$2,080,042	$2,037,379	$1,919,016	(b)
Tangible assets
Assets (GAAP)	$20,048,934	$19,888,209	$19,411,037	(c)
Less: Goodwill and other intangibles	994,814	996,013	1,000,233
Tangible assets (Non-GAAP)	$19,054,120	$18,892,196	$18,410,804	(d)

Common Shares	42,627,286	42,610,271	42,469,867	(e)

Common equity to assets ratio (GAAP)	15.34%	15.25%	15.04%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	10.92%	10.78%	10.42%	(b/d)
Book value per share (GAAP)	$72.13	$71.19	$68.74	(a/e)
Tangible book value per share (Non-GAAP)	$48.80	$47.81	$45.19	(b/e)

APPENDIX B: Non-GAAP Reconciliation of Earnings Metrics

The following table summarizes the impact of noncore items on the Company's calculation of noninterest income and noninterest expense, the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio, as well as the average tangible common equity used to calculate return on average tangible common equity and operating return on tangible common equity for the periods indicated and the average assets used to calculate return on average assets and operating return on average assets:

(Unaudited, dollars in thousands)	Three Months Ended			Six Months Ended
	June 30 2025	March 31 2025	June 30 2024	June 30 2025	June 30 2024
Net interest income (GAAP)	$147,496	$145,505	$137,926	$293,001	$275,365

Noninterest income (GAAP)	$34,308	$32,539	$32,330	$66,847	$62,273

Total revenue (GAAP)	$181,804	$178,044	$170,256	$359,848	$337,638

Noninterest expense (GAAP)	108,798	$105,878	$99,614	$214,676	$199,501
Less:
Merger and acquisition expense	2,239	1,155	—	3,394	—
Noninterest expense on an operating basis (Non-GAAP)	$106,559	$104,723	$99,614	$211,282	$199,501

Average assets	$19,743,746	$19,460,957	$19,319,353	$19,603,133	$19,299,122

Average common equity (GAAP)	$3,067,050	$3,032,748	$2,907,521	$3,049,994	$2,901,914
Less: Average goodwill and other intangibles	995,380	996,762	1,000,972	996,067	1,001,739
Tangible average tangible common equity (Non-GAAP)	$2,071,670	$2,035,986	$1,906,549	$2,053,927	$1,900,175

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP)
Net income (GAAP)	$51,101	$44,424	$51,330	$95,525	$99,100
Noninterest expense components
Add - merger and acquisition expenses	2,239	1,155	—	3,394	—
Noncore increases to income before taxes	2,239	1,155	—	3,394	—
Net tax benefit associated with noncore items (1)	(544)	(325)	—	(593)	—
Add - adjustment for tax effect of previously incurred merger and acquisition expenses	657	—	—	381	—
Total tax impact	113	(325)	—	(212)	—
Noncore increases to net income	2,352	830	—	3,182	—
Operating net income (Non-GAAP)	$53,453	$45,254	$51,330	$98,707	$99,100

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Ratios
Return on average assets (GAAP) (calculated by dividing net income by average assets)	1.04%	0.93%	1.07%	0.98%	1.03%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.09%	0.94%	1.07%	1.02%	1.03%
Return on average common equity (GAAP) (calculated by dividing net income by average common equity)	6.68%	5.94%	7.10%	6.32%	6.87%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	6.99%	6.05%	7.10%	6.53%	6.87%
Return on average tangible common equity (Non-GAAP) (calculated by dividing annualized net income by average tangible common equity)	9.89%	8.85%	10.83%	9.38%	10.49%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing annualized net operating net income by average tangible common equity)	10.35%	9.01%	10.83%	9.69%	10.49%
Noninterest income as a % of total revenue (GAAP) (calculated by dividing total noninterest income by total revenue)	18.87%	18.28%	18.99%	18.58%	18.44%
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by total revenue)	18.87%	18.28%	18.99%	18.58%	18.44%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	59.84%	59.47%	58.51%	59.66%	59.09%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	58.61%	58.82%	58.51%	58.71%	59.09%

APPENDIX C: Net Interest Margin Analysis & Non-GAAP Reconciliation of Core Margin

(Unaudited, dollars in thousands)	Three Months Ended
	June 30, 2025			March 31, 2025
	Volume	Interest	Margin Impact	Volume	Interest	Margin Impact
Reported total interest earning assets	$17,672,302	$148,672	3.37%	$17,383,702	$146,642	3.42%
Acquisition fair value marks:
Loan accretion		(235)	—%		(410)	(0.01)%

Nonaccrual interest, net		(5)	—%		(1,689)	(0.04)%

Other noncore adjustments	(2,291)	135	—%	(2,670)	(222)	—%

Core margin (Non-GAAP)	$17,670,011	$148,567	3.37%	$17,381,032	$144,321	3.37%